Exhibit 99.1

Vantage Drilling International Reports Second Quarter Results for 2023

HOUSTON, August 10, 2023 (GLOBE NEWSWIRE) -- Vantage Drilling International ("Vantage" or the “Company”) reported net income attributable to controlling interest of approximately $1.5 million, or $0.11 per diluted share, for the three months ended June 30, 2023, based on the weighted average shares outstanding, as compared to a net income attributable to controlling interest of $48.1 million, or $3.61 per diluted share, for the three months ended June 30, 2022.

As of June 30, 2023, Vantage had approximately $82.4 million in cash, including $2.7 million of restricted cash, compared to $93.3 million in cash, including $19.2 million of restricted cash, at December 31, 2022. At June 30, 2023, Vantage maintained $16.9 million of cash pre-funded by our Managed Services customers to address near-term obligations during the second quarter of 2023. Excluding cash used in connection with our Managed Services customers, the Company generated $7.5 million in cash during the second quarter of 2023.

Ihab Toma, CEO, commented: “I am very pleased to announce that the Company reported net income for, and generated cash during, the quarter ended June 30, 2023. These solid results reflect continued hard work by our operations team with all of our owned rigs, our two managed rigs and the three supported rigs working during the quarter.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of two ultra-deepwater drillships, and two premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and gas companies. Vantage also markets, operates and provides management services in respect of, third party-owned drilling units. www.vantagedrilling.com.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the tables entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

Public & Investor Relations Contact:

Rafael Blattner

Chief Financial Officer

Vantage Drilling International

C/O Vantage Energy Services, Inc.

777 Post Oak Blvd., Suite 440

Houston, Texas 77056

(281) 404-4700

Vantage Drilling International
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Contract drilling services	$67,673	$42,744	$115,590	$87,657
Management fees	5,569	2,840	7,689	3,943
Reimbursables and other	34,598	27,654	61,633	39,969
Total revenue	107,840	73,238	184,912	131,569
Operating costs and expenses
Operating costs	74,383	59,405	140,938	103,338
General and administrative	5,161	6,910	9,992	13,492
Depreciation	11,045	11,087	22,094	22,382
(Gain) loss on EDC Sale	—	(60,781)	3	(60,781)
Total operating costs and expenses	90,589	16,621	173,027	78,431
Income from operations	17,251	56,617	11,885	53,138
Other (expense) income
Interest income	141	7	190	11
Interest expense and other financing charges	(5,346)	(8,503)	(10,904)	(17,007)
Other, net	(457)	(1,011)	(135)	(1,786)
Total other expense	(5,662)	(9,507)	(10,849)	(18,782)
Income before income taxes	11,589	47,110	1,036	34,356
Income tax provision (benefit)	10,584	(1,221)	2,606	217
Net income (loss)	1,005	48,331	(1,570)	34,139
Net (loss) income attributable to noncontrolling interests	(457)	232	(746)	938
Net income (loss) attributable to shareholders	$1,462	$48,099	$(824)	$33,201

EBITDA (1)	$28,296	$66,461	$34,590	$72,796

Earnings (loss) per share
Basic	$0.11	$3.67	$(0.06)	$2.53
Diluted	$0.11	$3.61	$(0.06)	$2.49
Weighted average ordinary shares outstanding,
Basic	13,229	13,115	13,204	13,115
Diluted	13,320	13,332	13,204	13,330

(1) EBITDA represents net income (loss) before (i) interest income (expense), (ii) provision for income taxes and (iii) depreciation and amortization expense. EBITDA is not a financial measure under GAAP as defined under the rules of the SEC, and is intended as a supplemental measure of our performance. We believe this measure is commonly used by analysts and investors to analyze and compare companies on the basis of operating performance.

Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating costs and expenses
Jackups	$3,736	$10,249	$7,722	$18,674
Deepwater	24,154	15,934	43,118	30,477
Managed Rigs	17,319	7	34,258	1
Held for Sale (2)	—	3,891	—	10,712
Operations support	2,924	2,930	5,575	5,867
Reimbursables	26,250	26,394	50,265	37,607
Total operating costs and expenses	$74,383	$59,405	$140,938	$103,338

Utilization
Jackups	94.4%	98.8%	97.2%	79.6%
Deepwater	95.2%	99.7%	79.1%	99.2%
Held for Sale (2)	N/A	47.0%	N/A	62.3%

(2) Included in the sale of Emerald Driller Company, which owns the Emerald Driller, Sapphire Driller and Aquamarine Driller. Each of these rigs were classified as held for sale on our Consolidated Balance Sheets up to the closing date, which was on May 27, 2022.

Vantage Drilling International
Consolidated Balance Sheets
(In thousands, except share and par value information)
(Unaudited)

	June 30, 2023	December 31, 2022

ASSETS
Current assets
Cash and cash equivalents	$79,650	$74,026
Restricted cash	455	16,450
Trade receivables, net of allowance for credit losses of $3,850 and $4,962, respectively	83,109	62,776
Materials and supplies	44,759	41,250
Prepaid expenses and other current assets	40,166	25,621
Total current assets	248,139	220,123
Property and equipment
Property and equipment	649,910	647,909
Accumulated depreciation	(330,911)	(309,453)
Property and equipment, net	318,999	338,456
Operating lease ROU assets	812	1,648
Other assets	12,659	18,334
Total assets	$580,609	$578,561

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$55,570	$57,775
Other current liabilities	65,770	66,179
Total current liabilities	121,340	123,954
Long–term debt, net of discount and financing costs of $11,080 and $773, respectively	188,920	179,227
Other long-term liabilities	9,678	12,881
Commitments and contingencies
Shareholders' equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 13,229,280 and 13,115,026 shares issued and outstanding, each period	13	13
Additional paid-in capital	633,605	633,863
Accumulated deficit	(373,971)	(373,147)
Controlling interest shareholders' equity	259,647	260,729
Noncontrolling interests	1,024	1,770
Total equity	260,671	262,499
Total liabilities and shareholders' equity	$580,609	$578,561

Vantage Drilling International
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,570)	$34,139
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation expense	22,094	22,382
Amortization of debt financing costs	862	820
Share-based compensation expense	25	44
Loss on debt extinguishment	703	—
Deferred income tax expense	733	410
Gain on disposal of assets	—	(1,630)
Loss (gain) on EDC Sale	3	(60,781)
Changes in operating assets and liabilities:
Trade receivables, net	(20,333)	(58,864)
Materials and supplies	(3,509)	(1,811)
Prepaid expenses and other current assets	(5,379)	3,369
Other assets	5,269	(25,043)
Accounts payable	(2,205)	29,564
Other current liabilities and other long-term liabilities	(7,773)	17,696
Net cash used in operating activities	(11,080)	(39,705)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(2,637)	(7,736)
Net proceeds from EDC Sale	—	200,000
Net proceeds from sale of assets	—	3,100
Net cash (used in) provided by investing activities	(2,637)	195,364
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from 9.50% First Lien Notes	194,000	—
Repayment of long-term debt	(180,000)	—
Shares repurchased for tax withholdings on settlement of RSUs	(246)	—
Payments of dividend equivalents	(5,278)	—
Debt issuance costs	(5,645)	—
Net cash provided by financing activities	2,831	—
Net (decrease) increase in unrestricted and restricted cash and cash equivalents	(10,886)	155,659
Unrestricted and restricted cash and cash equivalents—beginning of period	93,257	90,608
Unrestricted and restricted cash and cash equivalents—end of period	$82,371	$246,267

Vantage Drilling International
Non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of EBITDA	2023	2022	2023	2022
Net income (loss) attributable to shareholders	$1,462	$48,099	$(824)	$33,201
Depreciation	11,045	11,087	22,094	22,382
Interest income	(141)	(7)	(190)	(11)
Interest expense and other financing costs	5,346	8,503	10,904	17,007
Income tax provision (benefit)	10,584	(1,221)	2,606	217
EBITDA	$28,296	$66,461	$34,590	$72,796